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                                                         Robotic Vision Systems
                                                         Exhibit 99.1



                          ROBOTIC VISION SYSTEMS, INC.
                              425 Rabro Drive East
                           Hauppauge, New York  11788

                              _____________________

           This Proxy is Solicited on Behalf of the Board of Directors

                              _____________________

     The undersigned hereby appoints Pat V. Costa and Howard Stern as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Robotic Vision Systems, Inc. ("RVSI") held of record by the
undersigned on         , 1995 at the Special Meeting of Stockholders to be held
on       , July   , 1995, or any adjournment thereof.


1. To consider and vote upon the approval and adoption of that certain Agreement and Plan of Merger and Reorganization, dated as of April 27, 1995, by and among RVSI, Acuity Imaging, Inc., a Delaware corporation ("Acuity"), and RVSI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of RVSI ("Subsidiary"), pursuant to which, among other matters, (i) Subsidiary will be merged with and into Acuity and Acuity will become a wholly-owned subsidiary of RVSI, and (ii) each share of Common Stock, $.01 par value, of Acuity will be converted into the right to receive, and become exchangeable for, 1.072 shares of Common Stock, $.01 par value, of RVSI (the "RVSI Common Stock"):

       FOR / /                     AGAINST / /                   ABSTAIN / /


2.   Election of Directors:

       / /  FOR all nominees listed below    / /  WITHHOLD AUTHORITY to vote for
            (except as marked to the              all nominees listed below
            contrary below)

(Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

     Pat V. Costa         Frank A. DiPietro       Donald F. Domnick
     Jay M. Haft          Mark J. Lerner          Howard Stern
     Robert H. Walker     Donald J. Kramer        Ofer Gneezy


3. To consider and vote upon a proposal to approve RVSI's Amended and Restated 1991 Stock Option Plan:

       FOR / /                     AGAINST / /                   ABSTAIN / /


4. To consider and vote upon a proposal to amend RVSI's Certificate of Incorporation to increase the number of shares of RVSI Common Stock authorized thereunder from 20,000,000 shares to 30,000,000 shares:

       FOR / /                     AGAINST / /                   ABSTAIN / /


5. To ratify the selection of Deloitte & Touche LLP as RVSI's independent auditors for the fiscal year ending September 30, 1995:

       FOR / /                     AGAINST / /                   ABSTAIN / /

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.   When shares are held by joint
                                             tenants, both should sign.  When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by the President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             _________________________________

                                             Signature


                                             _________________________________

                                             Signature if held jointly



                                             Dated: ______________, 1995